UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.___)
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☐	Definitive information statement.
WT Mutual Fund

(Name of Registrant as Specified in its Charter)

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INFORMATION STATEMENT
WT Mutual Fund
Wilmington Multi-Manager Large-Cap Fund
1100 North Market Street
Wilmington, Delaware 19890
     This Information Statement is being furnished to shareholders of the Wilmington Multi-Manager Large-Cap Fund (“Fund”), a series of WT Mutual Fund (“Trust”), to provide notice of a new sub-advisory agreement with Montag & Caldwell, Inc. (“M&C”), dated February 28, 2008. This Information Statement is being provided to shareholders pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission. Subject to certain conditions, the exemptive order allows Rodney Square Management Corporation (“RSMC”), the Fund’s investment adviser, with the approval of the Trust's Board of Trustees to select sub-advisers and to materially amend existing sub-advisory agreements without obtaining shareholder approval. The Information Statement is being mailed on or about May 15, 2008 to shareholders of record of the Fund as of April 28, 2008. The Fund will pay the costs associated with preparing and distributing this Information Statement to shareholders.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     The Fund provides periodic reports to its shareholders, which highlight relevant information about the Fund, including investment results and a review of portfolio investments. You may receive an additional copy of the most recent annual report and semi-annual report of the Fund, without charge, by calling (800) 336-9970, by downloading it from the Trust’s website at www.wilmingtonfunds.com or by writing to WT Mutual Fund, Wilmington Multi-Manager Large-Cap Fund, c/o PFPC Inc. at 760 Moore Road, King of Prussia, Pennsylvania 19406.
     The Wilmington Multi-Manager Large-Cap Fund (“Fund”) is a multi-manager fund that has retained an adviser and several sub-advisers to manage and make decisions with respect to its assets. RSMC, located at 1100 North Market Street, Wilmington, Delaware 19890, is the investment adviser to the Fund pursuant to an investment management agreement with the Trust. RSMC has overall responsibility for the general management and day-to-day operations of the Fund but has retained investment sub-advisers to make the investment decisions for the Fund’s assets. Wilmington Trust Investment Management, LLC (“WTIM”), an entity under common control with RSMC, provides certain investment services, information, advice, assistance and facilities and performs research, statistical and investment services pursuant to a sub-advisory agreement among the Trust, RSMC and WTIM. RSMC retains responsibility (subject to Board oversight) for managing sub-advisers and evaluates the Fund’s needs and each sub-adviser’s skills and abilities on an ongoing basis. Currently, RSMC allocates the Fund’s assets among five sub-advisers: WTIM, Armstrong Shaw Associates, Inc., M&C, First Quadrant, L.P. and Robeco Investment Management, Inc.
OVERVIEW
     You are receiving this Information Statement because the Fund has entered into a new sub-advisory agreement with M&C. M&C has served as a sub-adviser to the Fund since its inception. On October 17, 2007, M&C had a change of control. The change of control caused the July 1, 2005 sub-advisory agreement among the Trust, RSMC and M&C to terminate (“July 1, 2005 Agreement”). In order for M&C to provide uninterrupted services to the Fund, the Board approved an interim sub-advisory agreement among the Trust, RSMC and M&C, dated October 18, 2007 (“October 18, 2007 Interim Agreement”). The October 18, 2007 Interim Agreement was identical to the July 1, 2005 Agreement in all material respects except that the October 18, 2007 Interim Agreement had a maximum term of 150 days.
     On February 28, 2008, the Board approved a new sub-advisory agreement among the Trust, RSMC and M&C (“February 28, 2008 Agreement”), which replaced the October 18, 2007 Interim Agreement. The February 28, 2008 Agreement is identical to the October 18, 2007 Interim Agreement in all material respects except that the February 28, 2008 Agreement will remain in effect, unless earlier terminated, for an initial term of two years.
BOARD APPROVAL OF THE FEBRUARY 28, 2008 AGREEMENT
     At the Board of Trustees meeting held on February 28, 2008, the Board unanimously approved the February 28, 2008 Agreement. In determining whether to approve the February 28, 2008 Agreement, the Board considered information provided by M&C. The Board considered information that M&C provided regarding (i) the services performed for the Fund, (ii) the size and qualifications of M&C’s portfolio management staff, (iii) any potential or actual material conflicts of interest which may arise in connection with the portfolio manager’s management of a portion of the Fund, (iv) how the portion of the Fund is managed by M&C, including a general description of the investment decision making process, sources of information and investment strategies, (v) investment performance information for similarly managed accounts and investment companies, (vi) brokerage selection procedures (including soft dollar arrangements), (vii) the procedures for allocating investment opportunities between the Fund and other clients, (viii) results of any independent audit or regulatory examination, including any recommendations or deficiencies noted, (ix) any litigation, investigation or administrative proceeding which may have a material impact on M&C’s ability to service the Fund, (x) M&C’s internal program for ensuring compliance with the Fund’s investment objective, policies and practices (including codes of ethics), federal securities laws and other regulatory requirements, (xi) M&C’s proxy voting policies and (xii) detail and quantification of any fee sharing arrangements with respect to the distribution of shares of the Fund.
     M&C also provided information regarding its sub-advisory fee and an analysis of this fee in relation to the delivery of services to the Fund; any other ancillary benefit resulting from M&C’s relationship with the Fund; and M&C’s financial statements. The Board reviewed the services provided to the Fund by M&C as compared to services provided by other advisers which manage mutual funds with investment objectives, strategies and policies similar to those of the Fund. The Board concluded that the sub-advisory fee and services provided by M&C are consistent with those of other advisers which manage mutual funds with investment objectives, strategies and policies similar to those of the Fund. The Board considered whether the change of control of M&C would impact the services currently being provided to the Fund. Based on the information provided at the meeting, the Board concluded that there would be no material impact on the services provided to the Fund.
     The Board concluded that the nature, extent and quality of the services provided by M&C to the Fund are appropriate and consistent with the terms of the February 28, 2008 Agreement and that the Fund is likely to benefit from the continued service of M&C. They also concluded that M&C has sufficient personnel, with the appropriate education and experience, to serve the Fund effectively and has demonstrated its ability to attract and retain qualified personnel. The Board observed that they will review and evaluate the Fund’s investment performance throughout the year.
     The Board reviewed M&C’s performance data, statistics and fee data for the Fund and compared such data against comparable investment companies. Based on the information provided at the meeting, the Board concluded that M&C’s performance was reasonable for this type of fund. The Board considered the costs of the services provided by M&C, the compensation and benefits received by M&C in providing services to the Fund. The Board reviewed M&C’s financial statements. In addition, the Board considered any direct or indirect revenues which would be received by affiliates of M&C. The Board concluded that M&C’s fees and profits derived from its relationship with the Fund in light of the Fund’s expenses, are reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable funds with similar strategies. The Board also concluded that the overall expense ratio of the Fund is reasonable, taking into account the size of the Fund, the quality of services provided by M&C and the investment performance.
     The Board considered the extent to which economies of scale would be realized relative to fee levels as the Fund grows, and whether the advisory fee levels reflect these economies of scale for the benefit of shareholders. The Board determined that economies of scale should be achieved at higher asset levels for the Fund for the benefit of Fund shareholders due to break-points in the sub-advisory fees.
     After consideration of all the factors and taking into consideration the information presented at the meeting, the Board determined that approval of the Agreement is in the best interests of the Fund shareholders. In

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arriving at their decision, the Board did not identify any single matter as controlling, but made their determination in light of all the circumstances.
COMPENSATION
     The Fund’s advisory/sub-advisory fees have not changed. For its sub-advisory services, M&C receives a monthly portfolio management fee at the annual rate of: 0.65% of the first $10 million of average daily net assets under M&C’s management; 0.50% of the next $10 million of average daily net assets under M&C’s management; 0.35% of the next $50 million of average daily net assets under M&C’s management; and 0.25% of the average daily net assets over $70 million under M&C’s management. For the fiscal year ended June 30, 2007, M&C received $81,832, net of any waivers or reimbursements in sub-advisory fees. The fee waivers amounted to $43,523.
INFORMATION ABOUT M&C
     Montag & Caldwell, Inc. (“M&C”) is a registered investment adviser founded in 1945, and is located at 3455 Peachtree Road NE, Suite 1200, Atlanta, Georgia 30326. Prior to October 17, 2007, ABN AMRO Holdings N.V. (“ABN-AMRO”) through its subsidiaries owned 100% of M&C. On October 17, 2007, RFS Holdings B.V. (“RFS”) purchased a majority of the outstanding shares of ABN AMRO pursuant to a tender offer. RFS is controlled by Fortis SA/NV, The Royal Bank of Scotland Group and an affiliate of Banco Santander S.A. On April 1, 2008, RFS, the indirect owner of M&C, reorganized and transferred the asset management business to Fortis Bank SA/NV an affiliate of Fortis SA/NV and Fortis N.V. As of March 31, 2008, M&C had assets under management of approximately $15.57 billion. The name and principal occupation of the principal executive officers of M&C are as follows:

Name	Position with M&C
Ronald E. Canakaris	Chairman, President, Board of Directors and Chief Investment Officer
William A. Vogel	Chief Executive Officer, Executive Vice President and Board of Directors
Rebecca M. Keister	Executive Vice President, Chief Compliance Officer and Secretary
Sarah A. Russell	Board of Directors
Janet B. Bunch	Executive Vice President and Board of Directors
Brian W. Stahl	Vice President and Treasurer
Grover C. Maxwell	Executive Vice President
Thomas Leavitt	Board of Directors
     The address of each of the principal executive officers of M&C is c/o Montag & Caldwell, Inc., 3455 Peachtree Road NE Suite 1200, Atlanta, Georgia 30326.
     Similar Investment Strategies. M&C acts as a sub-adviser to the Aston/Montag & Caldwell Growth Fund which has a similar investment objective as the Fund. The information below is provided as of December 31, 2007.

Fund(s) with Similar Investment
Objectives	Size of Fund	Rate of M&C's Compensation

Aston/Montag & Caldwell Growth Fund	$2,027,210,440.00	0.40% of the first $800
		million in average daily
		net assets and 0.30% of
		average daily net assets
		over $800 million
     Affiliated Brokerage. For fiscal year ended June 30, 2007, the Fund paid brokerage commissions to Wilmington Brokerage Services Company (“WBSC”), an indirect, wholly-owned subsidiary of Wilmington Trust Corporation and an affiliate of RSMC and WTIM. Total brokerage commissions paid by the Fund for fiscal year ended June 30, 2007, were $311,371. The aggregate dollar amount paid by the Fund to WBSC was $302,666. For the fiscal year ended June 30, 2007, the Fund paid 97% of aggregate brokerage commissions to WBSC.

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SUMMARY OF THE FEBRUARY 28, 2008 AGREEMENT
     The February 28, 2008 Agreement is identical to the October 18, 2007 Interim Agreement in all material respects except that the February 28, 2008 Agreement will remain in effect, unless earlier terminated, for an initial term of two years. The February 28, 2008 Agreement is attached hereto as Exhibit A. A description of the February 28, 2008 Agreement is set forth below and is qualified in its entirety by reference to Exhibit A.
     General. Under the terms of the February 28, 2008 Agreement, M&C is responsible for managing that portion of the Fund’s assets that it is allocated to manage by RSMC. In providing investment management services to the Fund, M&C determines which securities shall be purchased, held or sold, and what assets shall be held uninvested, subject to the Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of the Trust, the investment objective, policies and restrictions set forth in the Fund’s registration statement, the provisions of the Investment Company Act of 1940 (the “1940 Act”) and the Internal Revenue Code of 1986, and such policies and instructions as the Trustees of the Trust may determine.
     It is anticipated that M&C will (1) maintain all books and records required to be maintained by it pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to the transactions M&C effects on behalf of the Fund, (2) furnish the Board and RSMC with such periodic and special reports as the Board or RSMC may reasonably request, and (3) provide the Board or RSMC with economic and investment analyses and reports.
     Brokerage Commissions and Portfolio Transactions. M&C places orders for portfolio transactions on behalf of the Fund with issuers, underwriters or other brokers and dealers, which brokers and dealers may be selected by RSMC under authority retained by it. When it can be done consistently with the policy of obtaining best execution, M&C places such orders with brokers and dealers who supply research, market and statistical information to the Fund, to RSMC or to M&C, provided that, if RSMC has selected the brokers and dealers with whom M&C places orders, RSMC is responsible for obtaining best execution. M&C is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research, market or statistical information. Allocation of portfolio transactions is supervised by RSMC or, if authorized by RSMC, by M&C. RSMC also may delegate to M&C the authority to select brokers and dealers (including brokers that may be affiliates of RSMC or M&C) to execute portfolio transactions initiated by M&C as set forth above by providing written notice of such delegation to M&C and receiving written confirmation from M&C accepting such delegation.
     Compensation. For services rendered, the Fund pays M&C a sub-advisory fee, which is accrued daily and payable monthly. M&C receives an annual fee calculated on the average daily net asset value of the Fund Account at the rate determined as follows: 0.65% of the first $10 million; 0.50% on the next $10 million; 0.35% on the next $50 million; and 0.25% on assets over $70 million.
     Liability of M&C. The February 28, 2008 Agreement provides that M&C is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of M&C in the performance of its duties or from reckless disregard by M&C of its obligations and duties under such agreement.
     Term. The February 28, 2008 Agreement will remain in effect, unless earlier terminated, for an initial term expiring two years from the date of effectiveness and will continue in effect thereafter for successive twelve-month periods, provided that each such continuance is specifically approved at least annually (i) by the Board or by the vote of “a majority of the outstanding voting securities” (as defined below under “Required Vote”) of the Fund, and, in either case (ii) by a majority of the Trustees who are not parties to the February 28, 2008 Agreement or interested persons of any such party (other than as Trustees of the Trust).

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     Termination. Under the terms of the February 28, 2008 Agreement, the agreement may at any time be terminated without penalty upon sixty (60) days written notice by any party. The Trust, on behalf of the Fund, may agree to terminate the February 28, 2008 Agreement either by the vote of a majority of the outstanding voting securities of the Fund or by the vote of the Board of the Trust. The February 28, 2008 Agreement shall terminate automatically in the event of its assignment.
SUBSEQUENT CHANGE OF CONTROL
     On April 1, 2008, M&C had another change of control. The change of control terminated the February 28, 2008 Agreement. In order for M&C to provide uninterrupted services to the Fund, the Board approved an interim sub-advisory agreement among the Trust, RSMC and M&C, dated April 1, 2008 (the “April 1, 2008 Interim Agreement”). The April 1, 2008 Interim Agreement is identical to the February 28, 2008 Agreement in all material respects except that the April 1, 2008 Interim Agreement has a maximum term of 150 days.
ADDITIONAL INFORMATION
Additional Service Providers
     The service providers currently engaged by the Trust to perform non-advisory services will continue to serve the Trust in the capacities indicated below:

Administrator	RSMC
Custodian	Wilmington Trust Company
Distributor	Professional Funds Distributor, LLC
Sub-Administrator, Accounting and Transfer Agent	PFPC Inc.
Sub-Custodian	PFPC Trust Company
Independent Auditors	Ernst & Young LLP
Legal Counsel	Pepper Hamilton LLP
     Professional Funds Distributor, LLC is located at 760 Moore Road, King of Prussia, Pennsylvania 19406 and PFPC Inc. is located at 301 Bellevue Parkway, Wilmington, Delaware 19809.
Shareholdings Information
     As of April 28, 2008, the Fund had [ ] shares, respectively, issued and outstanding. As of April 28, 2008, the following persons owned of record or beneficially 5% or more of the outstanding shares of the Fund:

	Percentage	Total
	Ownership	Number of
Name and Address	of Fund	Shares

     As of April 28, 2008, each Trustee’s individual shareholdings constituted less than 1% of the outstanding shares of the Fund, and as a group, the Trustees and officers of the Trust own less than 1% of the shares of the Fund.

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EXHIBIT A
SUB-ADVISORY AGREEMENT
MONTAG & CALDWELL, INC.
     THIS SUB-ADVISORY AGREEMENT is made as of the 28th day of February, 2008, among WT Mutual Fund, a Delaware business trust (the “Trust”), Rodney Square Management Corporation (the “Adviser”), a corporation organized under the laws of the state of Delaware and Montag & Caldwell, Inc., a corporation organized under the laws of the state of Georgia (the “Sub-Adviser”).
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest; and
     WHEREAS, the Wilmington Multi-Manager Large-Cap Fund (the “Fund”) is a series of the Trust; and
     WHEREAS, the Adviser acts as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement between the Trust and the Adviser under which the Adviser is responsible for the coordination of investment of the Fund’s assets in portfolio securities; and
     WHEREAS, the Adviser is authorized under the Investment Advisory Agreement to delegate its investment responsibilities to one or more persons or companies;
     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Trust, the Adviser and the Sub-Adviser agree as follows:
1. Appointment of Sub-Adviser. The Adviser and the Trust hereby appoint and employ the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the “Fund Account”). The Adviser may, from time to time, make additions to and withdrawals, including cash and cash equivalents, from the Fund Account.
2. Acceptance of Appointment. The Sub-Adviser accepts its appointment as a discretionary portfolio manager and agrees to use its professional judgment to make investment decisions for the Fund with respect to the investments of the Fund Account and to implement such decisions on a timely basis in accordance with the provisions of this Agreement.
3. Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Adviser with copies properly certified or authenticated of any amendment or supplement thereto:
     a. The Fund’s Investment Advisory Agreement;
     b. The Trust’s most recent effective registration statement and financial statements as filed with the Securities and Exchange Commission;
     c. The Trust’s Agreement and Declaration of Trust and By-Laws; and
     d. Any policies, procedures or instructions adopted or approved by the Trust’s Board of Trustees relating to obligations and services provided by the Sub-Adviser.
4. Portfolio Management Services of the Sub-Adviser. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and to sell securities for the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Sections 6 and 7 hereof and Schedule A hereto (as amended from time to time). In providing portfolio management services to the Fund Account, the Sub-Adviser shall be subject to and shall conform to such investment restrictions as are set forth in the 1940 Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objective, policies and restrictions of the Trust applicable to the Fund furnished pursuant to Section 5 of this Agreement, the provisions of Schedule A and Schedule B hereto and other instructions communicated to the Sub-Adviser by the Adviser. The Sub-Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Trust the records listed in Schedule B hereto (as amended from time to time). At the Trust’s reasonable request, the Sub-Adviser will consult with the Trust or with the Adviser with respect to any decision made by it with respect to the investments of the Fund Account.
5. Investment Objective, Policies and Restrictions. The Trust will provide the Sub-Adviser with the statement of investment objective, policies and restrictions applicable to the Fund as contained in the Fund’s Prospectus and Statement of Additional Information, all amendments or supplements to the Prospectus and Statement of Additional Information, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies of the Fund and will provide the Sub-Adviser with such further information concerning the investment objective, policies, restrictions and such other information applicable thereto as the Sub-Adviser may from time to time reasonably request for performance of its obligations under this Agreement. The Trust retains the right, on written notice to the Sub-Adviser or the Adviser, to modify any such objective, policies or restrictions in accordance with applicable laws, at any time.
6. Transaction Procedures. All transactions will be consummated by payment to or delivery by the custodian designated by the Trust (the “Custodian”), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund Account, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust and to the administrator designated by the Trust or any other designated agent of the Trust, all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule B hereto (as amended from time to time). The Trust and the Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.
7. Allocation of Brokerage. The Adviser shall have authority and discretion to select brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser, subject to conformance with the policies and procedures disclosed in the Fund’s Prospectus and Statement of Additional Information and the policies and procedures adopted by the Trust’s Board of Trustees. The Adviser will advise the Sub-Adviser of such selection in writing. The Adviser also may delegate to the Sub-Adviser the authority set forth in this Section 7 to select brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser by providing written notice of such delegation to the Sub-Adviser and receiving written confirmation from the Sub-Adviser accepting such delegation.
     a. In executing portfolio transactions, the Adviser will give primary consideration to securing best execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser or Sub-Adviser may be a party. Therefore, the Adviser, not the Sub-Adviser, will be responsible for securing best execution on portfolio transactions initiated by the Sub-Adviser.

     b. In retaining the discretion to select brokers and dealers, the Adviser acknowledges that the price the Fund Account pays or receives for a security may be different from the price paid or received by Sub-Adviser’s other clients who utilize different brokers than the Fund Account.
     c. The Adviser agrees that it will not execute any portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust, including the Adviser or any Sub-Adviser for any Portfolio of the Trust; or (ii) a principal underwriter of the Trust’s shares, unless such transactions are executed in accordance with Rule 17e-1 of the 1940 Act and the Trust’s Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1.
     d. In the event the Adviser delegates the authority to the Sub-Adviser to select brokers and dealers to execute transactions on behalf of the Fund:
          (1) the Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust, the Adviser or any sub-adviser for any Portfolio of the Trust; (ii) a principal underwriter of the Trust’s shares; or (iii) an affiliated person of such an affiliated person or principal underwriter, unless such transactions are (x) exempt under Rules 10f-3(b) or 17a-10, (y) executed in accordance with Rule 17e-1 of the 1940 Act and the Trust’s Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1 or (z) executed in accordance with Rule 10f-3(c) of the 1940 and the Trust’s Rule 10f-3(c) procedures, as adopted in accordance with Rule 10f-3. The Adviser agrees that it will provide the Sub-Adviser with a list of such affiliated brokers and dealers; and
          (2) the Sub-Adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-3(b), 12d3-1, and 17a-10 under the 1940 Act, the Sub-Adviser (i) will not consult with any other sub-adviser of the Fund, which is advising the Fund, concerning the Sub-Adviser or its affiliated persons’ transactions with the Fund in securities or other assets of the Fund, and (ii) will be limited to providing investment advice with respect to the Fund Account.
8. Proxies. The Sub-Adviser will vote all proxies solicited by or with respect to issuers of securities in which assets of the Fund Account may be invested from time to time. At the request of the Sub-Adviser, the Adviser shall provide the Sub-Adviser with its recommendations as to the voting of such proxies.
9. Reports to the Sub-Adviser. The Trust will provide the Sub-Adviser with such periodic reports concerning the status of the Fund Account as the Sub-Adviser may reasonably request.
10. Fees for Services. For the services to be provided hereunder, the Trust shall pay the Sub-Adviser out of the assets of the Fund a sub-advisory fee calculated at the annual rates listed on the attached Schedule C. The fee shall be payable monthly as soon as practicable after the last day of each month based on the Fund Account’s average daily net assets.
11. Other Investment Activities of the Sub-Adviser. The Trust acknowledges that the Sub-Adviser or one or more of its affiliated persons may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their own respective accounts (“Affiliated Accounts”). Subject to the provisions of Section 7(b) hereof, the Trust agrees that the Sub-Adviser or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objective and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.
12. Certificate of Authority. The Trust, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Boards of Trustees/Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, a Portfolio Account, the Adviser and/or the Sub-Adviser.
13. Limitation of Liability. The Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust or the Adviser, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser’s willful misfeasance, bad faith, gross negligence or a reckless disregard of duty. Nothing in this Section 13 shall be construed in a manner inconsistent with Section 17(i) of the 1940 Act.
14. Confidentiality. Subject to the duty of the Sub-Adviser, the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non-public information pertaining to the Fund Account and the actions of the Sub-Adviser, the Adviser and the Trust in respect thereof.
15. Assignment. This Agreement shall terminate automatically in the event of its assignment. The Sub-Adviser shall notify the Trust and the Adviser in writing sufficiently in advance of any proposed change of control within the meaning of the 1940 Act to enable the Trust and the Adviser to take the steps necessary to enter into a new contract with the Sub-Adviser.
16. Representations, Warranties and Agreements of the Trust. The Trust represents, warrants and agrees that:
     a. The Sub-Adviser has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund Account as contemplated hereby.
     b. The Trust will deliver to the Sub-Adviser a true and complete copy of the Fund’s then current Prospectus and Statement of Additional Information as effective from time to time and such other documents or instruments governing the investment of the Fund Account and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.
     c. The Trust is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Trust by applicable law and regulations.
17. Representations, Warranties and Agreements of the Adviser. The Adviser represents, warrants and agrees that:
     a. The Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to the Fund Account as contemplated hereby.
     b. The Adviser is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser by applicable law and regulations.
18. Representations. Warranties and Agreements of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:
     a. The Sub-Adviser is registered as an “investment adviser” under the Investment Advisers Act of 1940 (“Advisers Act”) or is a “bank” as defined in Section 202(a)(2) of the Advisers Act.
     b. The Sub-Adviser will maintain, keep current and preserve on behalf of the Trust, in the manner required or permitted by the 1940 Act, the records identified in Schedule B. The Sub-Adviser agrees that such records (unless otherwise indicated on Schedule B) are the property of the Trust, and will be surrendered to the Trust promptly upon request. The Sub-Adviser agrees to keep confidential all records of the Trust and information relating to the Trust, unless the release of such records or information is otherwise consented to in writing by the Trust or the Adviser. The Trust and the Adviser agree that such consent shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.
     c. The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund Account as the Adviser or the Trust may from time to time require to ensure compliance with the 1940 Act, the Internal Revenue Code, applicable state securities laws and applicable statutes and regulations of foreign jurisdictions.
     d. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and has provided the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president or general partner of the Sub-Adviser shall certify to the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Sub-Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1).
     e. The Sub-Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust and the Adviser.
     f. The Sub-Adviser will immediately notify the Trust and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise. The Sub-Adviser will also immediately notify the Trust and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.
19. Amendment. This Agreement may be amended at any time, but only by written agreement among the Sub-Adviser, the Adviser and the Trust, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Trustees and, to the extent required by the 1940 Act, the shareholders of the Fund in the manner required by the 1940 Act and the rules thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.
20. Effective Date; Term. This Agreement shall become effective on the date first written above and shall remain in force for a period of two years from such date, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Trust. The aforesaid requirement that this Agreement may be continued “annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

21. Termination.
     a. This Agreement may be terminated by the Trust (by a vote of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund), without the payment of any penalty, immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified or otherwise by the Trust, upon sixty (60) days’ written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others. Any fees due to the Sub-Adviser will be prorated to the date of termination.
     b. This Agreement may also be terminated by the Adviser or the Sub-Adviser, without the payment of any penalty immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified if such breach shall not have been cured within a 20-day period after notice of such breach or otherwise by the Adviser or the Sub-Adviser upon sixty (60) days’ written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others. Any fees due to the Sub-Adviser will be prorated to the date of termination.
22. Definitions. As used in this Agreement, the terms “affiliated person,” “assignment,” “control,” “interested person,” “principal underwriter” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.
23. Notice. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other parties to this Agreement at their principal place of business.
24. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
25. Governing Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.
26. Entire Agreement. This Agreement and the Schedules attached hereto embodies the entire agreement and understanding between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

WT MUTUAL FUND, on behalf of the Wilmington Multi-Manager Large-Cap Fund
By:	/s/ Neil Wolfson
	Name:	Neil Wolfson
	Title:	President

MONTAG & CALDWELL, INC.
By:	/s/ Rebecca M. Keister
	Name:	Rebecca M. Keister
	Title:	Executive Vice President

RODNEY SQUARE MANAGEMENT CORPORATION
By:	/s/ John J. Kelley
	Name:	John J. Kelley
	Title:	Chief Operations Officer

SCHEDULE A
OPERATING PROCEDURES
     From time to time the Adviser shall issue written Operating Procedures which shall govern reporting of transactions and other matters so as to facilitate (i) the monitoring of the Trust’s compliance with the restrictions and limitations applicable to the operations of a registered investment company and (ii) the preparation of reports to the Board of Trustees, regulatory authorities and shareholders.
SUBSTANTIVE LIMITATIONS
A.	The Sub-Adviser will manage the Fund Account as if the Fund Account were a registered investment company subject to the investment objective, policies and limitations applicable to the Fund stated in the Fund’s Prospectus and Statement of Additional Information, as from time to time in effect, included in the Trust’s registration statement or a supplement thereto under the Securities Act of 1933 and the Investment Company Act of 1940 (the “1940 Act”), as each may be amended from time to time; provided, however, that if a more stringent restriction or limitation than any of the foregoing is stated in Section B of this Schedule, the more stringent restriction or limitation shall apply to the Fund Account.
B.	The Sub-Adviser shall not, without the written approval of the Adviser, on behalf of the Fund Account:
1.	purchase securities of any issuer if such purchase would cause more than 10 % of the voting securities of such issuer to be held in the Fund Account (1940 Act §5(b)(1); IRC §851(b)(4)(a)(ii));

2.	purchase securities if such purchase would cause:
a.	more than 3% of the outstanding voting stock of any other investment company to be held in the Fund Account (1940 Act §12(d)(1)(A)(i)),

b.	securities issued by any other investment company having an aggregate value in excess of 5% of the value of the total assets in the Fund Account to be held in the Fund Account (1940 Act §12(d)(1)(A)(ii)),

c.	securities issued by all other investment companies (other than Treasury Stock) having an aggregate value in excess of 10% of the value of the total assets of the Fund Account to be held in the Fund Account (1940 Act §12(d)(1)(A)(iii)),

d.	more than 10% of the outstanding voting stock of any registered closed-end investment company to be held in the Fund Account, and by any other investment company having as its investment adviser any of the Sub-Advisers, the Adviser, or any other investment adviser to the Trust (1940 Act §12(d)(1)(C));
3.	purchase securities of any insurance company if such purchase would cause more than 10% of the outstanding voting securities of any insurance company to be held in the Fund Account (1940 Act §12(d)(2)); or

4.	purchase securities of or any interest in any person who is a broker, a dealer, is engaged in the business of underwriting, is an investment adviser to an investment company or is a registered investment adviser under the Investment Advisers Act of 1940 unless
a.	such purchase is of a security of any issuer that, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities (1940 Act Rule 12d3-l(a)), or

b.	despite the fact that such purchase is of any security of any issuer that derived more than 15% of its gross revenues from securities-related activities:
(1)	immediately after the purchase of any equity security, the Fund Account would not own more than 5% of outstanding securities of that class of the issuer’s equity securities (1940 Act Rule 12d3-1(b)(1));

(2)	immediately after the purchase of any debt security, the Fund Account would not own more than 10% of the outstanding principal amount of the issuer’s debt securities (1940 Act Rule 12d3-1(b)(2)); and

(3)	immediately after the purchase, not more than 5% of the value of the Fund Account’s total assets would be invested in the issuer’s securities (1940 Act Rule 12d3-1(b)(3)).
C. The Sub-Adviser will manage the Fund Account so that no more than 10% of the gross income of the Fund Account is derived from any source other than dividends, interest, payments with respect to securities loans (as defined in IRC §512(a)(5)), and gains from the sale or other disposition of stock or securities (as defined in the 1940 Act §2(a)(36)) or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund’s business of investing in such stock, securities, or currencies (IRC §851(b)(2)).
Dated: February 28, 2008

SCHEDULE B
RECORD KEEPING REQUIREMENTS
Records To Be Maintained by the Sub-Adviser:
A.	(Rule 31a-l(b)(5) and (6)). A record of each brokerage order, and all other portfolio purchases and sales, given by the Sub-Adviser on behalf of the Fund Account for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:
1.	the name of the broker;

2.	the terms and conditions of the order and of any modification or cancellation thereof;

3.	the time of entry or cancellation;

4.	the price at which executed;

5.	the time of receipt of a report of execution; and

6.	the name of the person who placed the order on behalf of the Fund Account.
B.	(Rule 31a-l(b)(9)). A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases (e.g. execution ability, execution and research) upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:
1.	shall include the consideration given to:
a.	the sale of shares of the Trust by brokers or dealers;

b.	the supplying of services or benefits by brokers or dealers to:
(1)	the Trust,

(2)	the Adviser,

(3)	the Sub-Adviser, and

(4)	any person other than the foregoing; and
c.	any other consideration other than the technical qualifications of the brokers and dealers as such;
2.	shall show the nature of the services or benefits made available;

3.	shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation; and

4.	shall show the name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

B-1

C.	(Rule 31a-l(b)(10)). A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.
D.	(Rule 31a-1(f)). Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser’s transactions with respect to the Fund Account.
Dated: February 28, 2008

B-2

SCHEDULE C
FEE SCHEDULE
          For the services to be provided to the Fund pursuant to the attached Sub-Advisory Agreement, the Trust shall pay the Sub-Adviser out of the assets of the Fund an annual fee in accordance with the following formula:
               65 basis points (0.65%) on the first $10 million;
               50 basis points (0.50%) on the next $10 million;
               35 basis points (0.35%) on the next $50 million; and
               25 basis points (0.25%) on amounts greater than $70 million.
          The fee shall be payable monthly as soon as practicable after the last day of each month based on the Fund Account’s average daily net assets.
Dated: February 28, 2008